Exhibit  23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 23, 2001, except for Note 16 as to which the date is March 30, 2001 relating to the financial statements and financial statement schedules of Odyssey America Reinsurance Corporation, which appears in Odyssey Re Holdings Corp.'s Registration Statement on Amendment No. 4 to Form S-1.



/s/   PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

New York, New York
June 21, 2001